                                                                    Exhibit 23.3


         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 30, 2000 with respect to the consolidated financial statements of GaSonics International Corporation for the year ended September 30, 2000 included in Novellus Systems, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.


                                              /s/ Arthur Andersen LLP


San Jose, California
May 30, 2002